Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Energy Vault Holdings, Inc.
Westlake Village, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-268744, 333-266450 and 333-266402) and in the Registration Statement on Form S-1 (No. 333-262720) of Energy Vault Holdings, Inc. of our report dated April 12, 2023, relating to the consolidated financial statements, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Melville, New York

April 12, 2023